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                                                                    Exhibit 23.a

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-48775) and related Prospectus of The B.F.Goodrich Company for the registration of debt securities and to the incorporation by reference therein of our report, dated February 5, 1999, with respect to the consolidated financial statements of The B.F.Goodrich Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities Exchange Commission.


                                                               ERNST & YOUNG LLP

Cleveland, Ohio
April 22, 1999